Exhibit 23.3

John T. Boyd Company
Mining and Geological Consultants

Chairman
James W. Boyd

President and CEO
John T. Boyd II

Managing Director and COO
Ronald L. Lewis

Vice Presidents
Richard L. Bate
Robert J. Farmer
James F. Kvitkovich
Russell P. Moran
Donald S. Swartz
John L. Weiss
William P. Wolf

Vice President
Business Development
George Stepanovich, Jr.

Managing Director - Australia
Ian L. Alexander

Managing Director - China
Jisheng (Jason) Han

Assistant to the President
Mark P. Davic

Pittsburgh
4000 Town Center Boulevard, Suite 300
Canonsburg, PA 15317
(724) 873-4400
(724) 873-4401 Fax
jtboydp@jtboyd.com

Denver
(303) 293-8988
jtboydd@jtboyd.com

Brisbane
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com

www.jtboyd.com

January 23, 2013
File: 3084.11

Cloud Peak Energy Resources LLC
505 South Gillette Avenue
Gillette, WY 82716-4203

Attention: Mr. John Trummel
Manager Geology Services

Subject: Consent of John T. Boyd Company

Dear Sirs:

We hereby consent to the use by Cloud Peak Energy Inc. (the "Company") and Cloud Peak Energy Resources LLC ("CPER") in connection with their joint annual report on Form 10-K for the year ended December 31, 2012 ("Form 10-K"), and any amendments thereto, of information contained in our report dated January 23, 2013, addressed to the Company, relating to certain coal reserves and resources information for the Company's Powder River Basin properties including setting forth the estimates of the Company's coal reserves in the Form 10-K. We also consent to the reference to John T. Boyd Company in the filing and any amendments thereto.

Respectfully submitted,

JOHN T. BOYD COMPANY
By:

Ronald L. Lewis
Managing Director and COO

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